       As filed with the Securities and Exchange Commission, via EDGAR, on May 4, 2001
                                                    Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            Registration Statement
                                     under
                          The Securities Act of 1933


                             BERGER HOLDINGS, LTD.
            (Exact name of registrant as specified in its charter)

     Pennsylvania                                       23-2160077
------------------------                    ------------------------------------
(State of incorporation)                    (I.R.S. Employer Identification No.)

805 Pennsylvania Boulevard, Feasterville, Pennsylvania               19053
------------------------------------------------------             ----------
  (Address of principal executive offices)                         (Zip Code)

                             Berger Holdings Ltd.
               1996 Stock Incentive Plan (Amended and Restated)
               ------------------------------------------------
                           (Full title of the plan)


                              Joseph F. Weiderman
                                   President
                             Berger Holdings, Ltd.
                          805 Pennsylvania Boulevard
                       Feasterville, Pennsylvania  19053
                       ---------------------------------
                    (Name and address of agent for service)
                                (215) 355-1200
        -------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                                  Copies to:

                           Jason M. Shargel, Esquire
                    Wolf, Block, Schorr and Solis-Cohen LLP
                         1650 Arch Street, 22nd Floor
                            Philadelphia, PA  19103
                                (215) 977-2216

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                    Proposed          Proposed
   Title of                          Maximum          Maximum       Amount of
Securities to be  Amount to be    Offering Price     Aggregate     Registration
  Registered      Registered(1)    Per Share(2)   Offering Price      Fee(1)
----------------  -------------   --------------  --------------   ------------
Common Stock,       1,239,250         $2.25        $2,788,312.50      $697.08
$0.01 par value

--------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended ("the Securities Act"), this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act represents the average of the high and low prices for the Common Stock as listed in the Nasdaq SmallCap Market of the Nasdaq Stock Market, Inc. on April 30, 2001.

--------------------------------------------------------------------------------

                                    PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by Berger Holdings, Ltd. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated into this Registration Statement by reference:

        (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, including the financial statements included therein as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000.

        (b) The description of the Registrant's common stock contained in its Registration Statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on December 19, 1984, including all amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

        Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses

(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 1742 permits indemnification in derivative and corporate actions if the appropriate standard of contact is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

        Under Section 1743, indemnification against actual and reasonable expenses is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.

        Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by
(i) the board of directors by a majority vote of a quorum of directors who were not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

        Section 1745 provides that expenses incurred by an officer or director in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

        Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

        Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under Subchapter 17D of the BCL.

        Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

        Section 1750 provides that the indemnification and advancement of expense provided by, or granted pursuant to, Subchapter 17D of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representative of such person.

        Article VII of the Registrant=s amended and restated bylaws, which are incorporated by reference in this Registration Statement, provides in general that the Registrant shall indemnify its officers and directors to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.

        None.

Item 8. Exhibits.

        The following exhibits are filed as part of this registration statement:

        4 Berger Holdings, Ltd. 1996 Stock Incentive Plan (Amended and Restated) (incorporated by reference to Appendix B of the Company's Definitive Proxy Statement filed April 26, 2001).

        5     Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.

        23.1  Consent of KPMG LLP.

        23.2  Consent of Wolf, Block, Schorr and Solis-Cohen LLP
              (contained in Exhibit 5).

        24 Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant=s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Feasterville, Pennsylvania, on this 4th day of May, 2001.

                                  BERGER HOLDINGS, LTD.


                                  By: /s/ Joseph F. Weiderman
                                    ------------------------------
                                    Joseph F. Weiderman, President


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph F. Weiderman and Theodore A. Schwartz, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or their respective substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the date indicated.

         Signature                  Title                              Date
         ---------                  -----                              ----


/s/ Theodore A. Schwartz       Chairman of the Board of Directors      5/4/2001
------------------------       and Chief Executive Officer
Theodore A. Schwartz           (Principal Executive Officer)




/s/ Joseph F. Weiderman        President, Chief Operating Officer and  5/4/2001
-----------------------        Director
Joseph F. Weiderman

        Signature                   Title                                Date
        ---------                   -----                                ----


/s/ Paul L. Spiese, III         Vice President and Director            5/4/2001
-----------------------
Paul L. Spiese, III



/s/ Larry Falcon                Director                               5/4/2001
----------------
Larry Falcon



/s/ Jacob I. Haft, M.D.         Director                               5/4/2001
-----------------------
Jacob I. Haft, M.D.



/s/ Jon. M. Kraut, D.M.D.       Director                               5/4/2001
-------------------------
Jon M. Kraut, D.M.D.



/s/ Jay Seid                    Director                               5/4/2001
------------
Jay Seid



/s/ John Paul Kirwin, III       Director                               5/4/2001
-------------------------
John Paul Kirwin, III



/s/ Francis E. Wellock, Jr.     Chief Financial Officer                5/4/2001
---------------------------     (Principal Financial and
Francis E. Wellock, Jr.         Accounting Officer)

                             BERGER HOLDINGS, LTD.
                           1996 STOCK INCENTIVE PLAN
                            (AMENDED AND RESTATED)

                      REGISTRATION STATEMENT ON FORM S-8


                                 EXHIBIT INDEX



Exhibit No.             Document
-----------             --------
4                       Berger Holdings, Ltd. 1996 Stock Incentive Plan (Amended
                        and Restated) (incorporated by reference to Appendix B of the Company's Definitive Proxy Statement filed April
                        26, 2001).

5                       Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.

23.1                    Consent of KPMG LLP.

23.2                    Consent of Wolf, Block, Schorr and Solis-Cohen LLP
                        (contained in Exhibit 5).

24 Power of Attorney (included on the signature page of this Registration Statement).